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                                                                   Exhibit 10.92

September 18, 2002

Hanover Compressor Company
12001 North Houston Rosslyn
Houston, Texas 77086
Attn: Board of Directors

Gentlemen:

This letter agreement sets forth my agreement to assign and transfer the Shares (as hereafter defined) from me to Hanover Compressor Company (the "Company") effective the date hereof. In consideration of a payment by the Company of $288,518.40 (the "Funds") to me and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby transfer, convey and assign to the Company 30,054 shares of common stock, par value $0.001, of the Company (the "Shares"), which amount was derived by multiplying 30,054 by $9.60, which was the closing price of the Company's common stock quoted on the New York Stock Exchange on September 18, 2002.

In connection with the transfer of the Shares, I represent and warrant to the Company that I am the record and beneficial owner of, and have good and marketable title to, the Shares. I represent and warrant to the Company that the Shares are free and clear of any liens (including judgment and mechanics liens, regardless of whether liquidated), mortgages, assessments, security interests, pledges, options or other charges, claims, encumbrances, hypothecations, restrictions, or adverse claims of any kind (collectively the "Liens"), other than (a) the security interest and claim of Sterling Bank (Sterling") on the Shares (the "Lien"), which will be released upon receipt by Sterling of funds sufficient to repay the balance of my outstanding loan held by them (the "Sterling Loan"), and (b) restrictions which may be imposed by the securities laws. I will use a portion of the Funds to repay the Sterling Loan in full and to effect release of the Lien.

Upon delivery of the Shares pursuant to this letter agreement, together with a duly executed stock power, the Company will have good and marketable title to the Shares, free and clear of all Liens, created by or through me. I represent and warrant to the Company that I have full power and authority to execute and deliver this letter agreement and perform my obligations hereunder, that no approval, authorization, consent or other action by, or filing with, any governmental authority or other party is required in connection with my execution and delivery of this letter agreement and the performance of my obligations hereunder (except the filing of Form 4 with the Securities and Exchange Commission), and that this letter agreement constitutes a legal, valid and binding obligation, enforceable against me in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. I represent and warrant to the Company that the execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach

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or violation of any term or provision of, or constitute a default under any agreement, instrument, judgment, or order binding upon me. I covenant and agree to defend, indemnify and hold harmless the Company from and against any inaccuracy in or breach of any representations or warranties made by me in this letter agreement, provided that my liability under this sentence shall not exceed the amount paid to me hereunder by the Company for the Shares. I also agree to take any other action and execute any other documents or agreements that the Company may reasonably request to carry out the purpose and intent of this letter agreement.

Each party acknowledges that it may possess nonpublic information about the Company. I hereby represent that the purpose of the transaction described in this letter agreement is to prevent any appearance of impropriety by my selling shares of Hanover common stock in the open market. In consideration for the mutual agreements contained herein, each party hereby waives and releases any claim that it might have against the other party (which includes, for this purpose, the Company's officers and directors) that such party may possess certain nonpublic information about the Company, its businesses, finances, prospects or other matters, that the other party does not have and which might affect a decision to buy or sell the Shares in the transaction described in this letter agreement.

It is understood that the Company will wire transfer to Sterling pursuant to the wire instructions set forth on an attachment hereto, such portion of the Funds as I direct to the Company in writing and that I will deliver the Shares to the Company as soon as reasonably possible. The remainder of the Funds shall be applied to the payment of principal and interest on that certain $100,000 Unsecured Promissory Note, dated February 5, 2002, executed by me in favor of Hanover Compression Limited Partnership (the "Note"), with any amounts in excess of that necessary to repay the principal and interest on the Note in full to be remitted to me.

This letter agreement shall be governed by the laws of the state of Texas without regard to conflicts of laws principles and venue for any dispute hereunder shall lie in the state or federal courts of Harris County, Texas.

                                         Very truly yours,

                                         /s/ Robert O. Pierce
                                         -----------------------------------
                                         Robert O. Pierce

Acknowledged and agreed:

HANOVER COMPRESSOR COMPANY

By: /s/ Mark S. Berg
    --------------------------------
Name: Mark S. Berg
Title: Senior Vice President and
       General Counsel

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                                 SPOUSAL CONSENT

     The spouse of Robert O. Pierce by executing this letter agreement is aware of, understands, and consents to the provisions of the letter agreement and its binding effect upon any community property interest or marital settlement awards she may now or hereafter own or receive.

                                         ----------------------------------
                                         Name:
                                              -----------------------------

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                                   STOCK POWER

     For the full and adequate consideration received, Robert O. Pierce, hereby sells, assigns, and transfers to_____________ his interest in ____________ and all of his legal and beneficial interest in_____________ being ________ (____) fully paid and non-assessable shares of common stock, now registered in the name of _________ on the books of said Corporation, being Certificate No.___, and hereby appoints ____________, to transfer the aforesaid shares of stock on the books of the Corporation.


     Dated the____ day of September, 2002.

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                                WIRE INSTRUCTIONS